Exhibit 3.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EQRX, LLC

This Amended and Restated Limited Liability Company Agreement of EQRx, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of November 9, 2023 by Revolution Medicines, Inc., a Delaware corporation, in its capacity as the sole and managing member of the Company (any Person serving in such capacity, the “Managing Member”).

W I T N E S S E T H:

WHEREAS, the Company was formed as a limited liability company pursuant to the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on July 21, 2023 (as amended, restated and supplemented from time to time, the “Certificate”), under the name Equinox Merger Sub II LLC, in accordance with the provisions of the Delaware Limited Liability Company Act (Title 6 of the Delaware Code, Section 18-101, et seq., together with any successor statute, as amended from time to time, the “Act”);

WHEREAS, the Managing Member entered into that certain Limited Liability Company Agreement dated as of July 21, 2023 (the “Original Operating Agreement”);

WHEREAS, on the date hereof, (i) EQRx, Inc., a Delaware corporation (“Legacy EQRx”), was merged with and into Equinox Merger Sub I, Inc., a Delaware corporation, with Legacy EQRx surviving the merger (the “Merger”), and (ii) Legacy EQRx, as the surviving company of the Merger, was merged with and into the Company, with the Company surviving the merger (the “Second Merger”), in each case, pursuant to that certain Agreement and Plan of Merger, dated July 31, 2023 (the “Merger Agreement”), by and among the Managing Member, Legacy EQRx, the Company and Equinox Merger Sub I, Inc.;

WHEREAS, in connection with the Second Merger, on the date hereof, the Certificate was amended and restated to reflect, among other things, the change of the Company’s name to “EQRx, LLC”; and

WHEREAS, in connection with the Second Merger, the Managing Member, as the sole Member of the Company, desires to amend and restate the Original Operating Agreement in its entirety in order to govern the operations of the Company, effective as of the date first written above.

NOW, THEREFORE, the undersigned, intending to be legally bound hereby, certifies and covenants the following:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1.1    Definitions. Terms used herein without definition (such as, “member,” “manager” and “limited liability company interest”) shall have the meanings given thereto in the Act. The following terms have the definitions hereinafter indicated whenever used in this Agreement with initial capital letters.

“Act” has the meaning set forth in the recitals of this Agreement.

“Agreement” means this Limited Liability Company Agreement, as amended from time to time in accordance with its terms and the applicable provisions of the Act.

“Certificate” has the meaning set forth in the recitals of this Agreement.

“Claim” has the meaning set forth in Section 7.5.

“Company” has the meaning set forth in the preamble of this Agreement.

“Covered Person” has the meaning set forth in Section 7.1.

“Expenses” has the meaning set forth in Section 7.8.

“Legacy EQRx” has the meaning set forth in the recitals of this Agreement.

“Liquidating Trustee” means the Managing Member or such other Person appointed by the Managing Member to serve as the liquidating trustee of the Company.

“Losses” has the meaning set forth in Section 7.5.

“Managing Member” has the meaning set forth in the preamble of this Agreement.

“Member Indemnitor” has the meaning set forth in Section 7.11.

“Membership Interest” means the limited liability company interest in the Company having all rights and obligations (economic and otherwise) to which a holder thereof may be entitled pursuant to this Agreement and the Act.

“Merger” has the meaning set forth in the recitals of this Agreement.

“Merger Agreement” has the meaning set forth in the recitals of this Agreement.

“Original Operating Agreement” has the meaning set forth in the recitals of this Agreement.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, or other organization or entity, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity, or any government or agency or political subdivision thereof.

“Second Merger” has the meaning set forth in the recitals of this Agreement.

1.2    Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

1.3    Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

1.4    Conflicts. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or any provision of the Certificate of Formation, the Act and the Certificate of Formation, in that order of priority, shall control.

ARTICLE II.

ORGANIZATIONAL MATTERS

2.1    Name. The name of the Company is “EQRx, LLC”.

2.2    Principal Place of Business. The principal place of business of the Company shall be c/o Revolution Medicines, Inc., 700 Saginaw Drive, Redwood City, California 94063, of which the Company is a wholly-owned subsidiary, or such other place as the Managing Member may from time to time designate.

2.3    Registered Office and Registered Agent. The name and office of the registered agent of the Company shall be the name and office of the initial registered agent of the Company reflected in the Certificate, or such other name or place as the Managing Member may from time to time designate. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of the State of Delaware pursuant to the Act.

2.4    Term. The term of the Company commenced upon the effectiveness of the Certificate, and shall continue indefinitely, unless earlier dissolved in accordance with Section 10.1.

2.5    Tax Status. It is intended that, for U.S. federal (and applicable state and local) income tax purposes, the Company be disregarded as an entity separate from the Managing Member during the time in which the Managing Member is the sole member of the Company, and no election has been made, or will be made, to treat the Company as an association taxable as a corporation.

ARTICLE III.

BUSINESS OF COMPANY

The business of the Company shall be to engage in any lawful act or activities for which limited liability companies may be formed pursuant to the Act and any lawful act or activity necessary, appropriate or advisable therefor or incidental thereto.

ARTICLE IV.

MEMBERS AND CAPITAL CONTRIBUTIONS

4.1    Member. The name and address of the Managing Member is Revolution Medicines, Inc., 700 Saginaw Drive, Redwood City, California 94063, of which the Company is a wholly-owned subsidiary. The Managing Member owns 100% of the Membership Interest, and there are no other members of the Company.

4.2    Additional Members. One or more additional members may be admitted to the Company only with express prior written the consent of the Managing Member. Concurrently with the admission of any such additional members to the Company, the Managing Member shall amend this Agreement to make such changes as the Managing Member shall determine to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a joinder or counterpart to this Agreement (as amended in accordance with the immediately preceding sentence), as necessary, appropriate or advisable.

4.3    Member’s Capital Contributions. The Managing Member shall make capital contributions (in cash or in kind) at such times and in such amounts as determined by the Managing Member. The capital contributions of the Managing Member shall be reflected in the books and records of the Company.

4.4    Certificates. Unless otherwise determined by the Managing Member, the Company shall not issue any certificates to evidence ownership of the Membership Interest (or any portion thereof).

4.5    Withdrawal of the Managing Member. The Managing Member shall be entitled to voluntarily withdraw from the Company. Upon such withdrawal, if no other member of the Company exists, then the Company shall dissolve in accordance with the provisions of Article X.

ARTICLE V.

DISTRIBUTIONS AND ALLOCATIONS

5.1    Distributions. Except as prohibited by applicable law (including the Act), each distribution of cash or other assets of the Company shall be made to the Managing Member at such times and in such amounts as determined by the Managing Member in its sole discretion. Notwithstanding this Section 5.1, upon dissolution of the Company provided in Section 10.1, all distributions occurring thereafter shall be made in accordance with Section 10.3.

ARTICLE VI.

MANAGEMENT

6.1    Management. The business and affairs of the Company shall be managed by the Managing Member. The Managing Member shall have complete authority, power and discretion to manage and control the business, affairs and assets of the Company, to make all decisions with respect thereto and to perform or undertake any and all other acts or activities necessary, appropriate or advisable for, or incidental to, the management or control of the business, affairs or assets of the Company, including delegating any of its authority to any officer pursuant to and in accordance with Section 6.2, and to do any and all other acts and things necessary, appropriate or advisable to effectuate the purposes of this Agreement, in each case as determined by the Managing Member in its sole discretion. The Managing Member shall be deemed a “manager” within the meaning of the Act. Any action taken by the Managing Member shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of the Managing Member as set forth in this Agreement.

6.2    Officers.

(a)    The Managing Member may, from time to time, designate one or more officers to act for and on behalf of the Company with such authority as may be delegated to such officers by the Managing Member, each of whom shall serve as an officer until his or her death, resignation, removal or disqualification or until his or her replacement is designated in accordance with clause (e) of this Section 6.2. The officers may consist of a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and any other titles as may be designated by the Managing Member. Any number of offices may be held by the same individual.

(b)    The initial officers, and their respective titles, as of the date hereof, are set forth on Exhibit A. The Managing Member may appoint such additional officers as may be necessary, appropriate or advisable for the business of the Company, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Managing Member may from time to time determine.

(c)    Any action taken by an officer designated by the Managing Member pursuant to authority delegated to such officer shall constitute the act of and serve to bind the Company. The Managing Member hereby authorizes officers to bind the Company and enter into agreements for and on behalf of the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any officer designated in accordance with this Agreement and any written instrument executed by the Managing Member designating such officer and/or delegating authority to such officer.

(d)    Any officer may be removed at any time, with or without cause, by the Managing Member. Any officer may resign at any time by giving written notice to the Managing Member. Any resignation shall take effect upon receipt of such notice or at such later time as may be specified therein, and the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

(e)    A vacancy in any office of the Company because of death, resignation, removal or disqualification or other cause shall be filled by the Managing Member.

(f)    Except as explicitly set forth in this Section 6.2, without the express prior written consent of Managing Member, no Person shall have the authority to act for or bind the Company or have any right to participate in the management of the business and affairs of the Company or to have any rights or powers as a member.

6.3    Other Agents. Unless expressly authorized to do so by this Agreement or the Managing Member, no attorney-in-fact, employee, other agent of the Company or any other Person shall have any power or authority to bind the Company in any way, including to pledge its credit or assume any liability or undertake any other obligation for any purpose.

6.4    No Exclusive Duty to Company. The Managing Member and each officer shall not be required to tend to the business and affairs of the Company as such Person’s sole and exclusive function. The Managing Member and any officer may have other business interests and may engage in other activities in addition to those relating to the Company. The Company shall not have any right, by virtue of this Agreement, to share or participate in investments or activities of the Managing Member or officer or to the income or proceeds derived therefrom (unless such investments or activities are conducted in such Person’s capacity as a member or manager of the Company or an officer).

6.5    Proxies. On any matter that is to be voted on, or with respect to which consent or dissent may be expressed, by a member, including the Managing Member, whether at a meeting, by written consent, or otherwise, such member, including the Managing Member, may vote or express such consent or dissent by proxy. Any such proxy shall be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Each proxy shall be revocable in the discretion of the member, including the Managing Member, executing or otherwise providing the same, unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation. No proxy shall be valid after the expiration of eleven months from the date it is executed or provided, unless otherwise expressly provided in such proxy. A member, including the Managing Member, may not sell its vote, consent or dissent, or issue a proxy for any sum of money or in connection with the receipt by, or the granting to, such member, including the Managing Member, or any of its affiliates of anything of value, and any such vote, consent, dissent or proxy shall be ineffective and void ab initio. Each proxy granted to a Person that is not a member, including the Managing Member, or one of its affiliates, shall be exercised in a manner that is in the best interest of all members and as a fiduciary to such members and the Company, and each such Person shall be deemed, by the receipt and exercise thereof, to agree to be subject to, and to exercise such proxy in a manner consistent with, the duties to which a director of a solvent Delaware corporation would be subject (without giving effect to any applicable waivers, indemnity or exculpation). Without the prior written consent of the Managing Member, proxies may not be exercised in respect of an amendment or waiver to all or any portion of this Limited Liability Company Agreement, any other organizational documents of the Company, or any merger or sale of all or substantially all of the assets of, the Company or in respect of the election or removal of officers or otherwise in a manner that is inconsistent with any applicable voting agreement applicable to the Managing Member.

6.6    Bank Accounts. The Managing Member or any officer may from time to time open bank accounts in the name of the Company.

6.7    Expenses. The Managing Member shall be reimbursed for all direct out-of-pocket costs incurred in connection with the formation of the Company and all other reasonable expenses incurred for or on behalf of the Company.

ARTICLE VII.

LIMITATIONS ON LIABILITY AND INDEMNITY

7.1    Limitation on Liability. To the fullest extent permitted by applicable law (including the Act), none of the Managing Member (in each of its capacities as a member and a manager of the Company), any officer, director, manager, shareholder, partner, member, affiliate, controlling Person, employee, agent or other representative of the Managing Member (or any affiliate of the foregoing), or any officer, employee, agent or other representative of the Company (any such Person, a “Covered Person”) shall be liable in any way or have any duty (including any fiduciary duty) to the Company, the Managing Member, any other member, any Person that takes all or a portion of a Membership Interest by assignment, any Covered Person and any other Person who is bound by this Agreement or any other Person for any act or omission (a) taken or omitted (i) pursuant to this Agreement, (ii) in good faith reliance on the provisions of this Agreement, or advice of counsel or (iii) at the direction of the Managing Member or (b) that such Person believed in good faith was in the best interest of the Company.

7.2    Duties. This Agreement is not intended to, to the fullest extent permitted by applicable law (including the Act), and does not, create or impose any duty (including any fiduciary duty) on any Covered Person. The Company, the Managing Member (in each of its capacities as a member and a manager), any other member, each other Person that takes all or a portion of a Membership Interest by assignment, each Covered Person and any other Person who is bound by this Agreement hereby fully and unconditionally waives any and all duties (including fiduciary duties) that, absent such waiver, may be implied or created by applicable law (including the Act), and in doing so, acknowledges and agrees that the duties and obligation of each Covered Person to each other and to the Company are waived to the maximum extent permitted by applicable law (including the Act). The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Company and the Managing Member to replace such other duties and liabilities of such Covered Person. Without limiting the foregoing, whenever in this Agreement the Managing Member (in each of its capacities as a member and a manager of the Company) is permitted or required to make a decision or determination, the Managing Member shall be entitled to consider only such interests and factors as it desires or deemed appropriate (in its sole discretion), including its own interests or the interests of any other Person, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company, any member or any other Person.

7.3    Replacement of Fiduciary Duties. To the extent that any provision of this Agreement (a) replaces, restricts or eliminates the duties (including fiduciary duties) that might otherwise, as a result of Delaware or other applicable law, be owed by the Managing Member, any other member, each other Person that takes all or a portion of a Membership Interest by assignment, each Covered Person and any other Person who is bound by this Agreement, or (b) constitutes a waiver or consent by the Company, the Managing Member (in each of its capacities as a member and a manager), any other member, each other Person that takes all or a portion of a Membership Interest by assignment, each Covered Person and any other Person who is bound by this Agreement with respect to a duty (including a fiduciary duty), such provision is hereby approved by the Company, the Managing Member, each other member, each other Person that takes all or a portion of a Membership Interest by assignment, each Covered Person and any other Person who is bound by this Agreement. It is acknowledged that such waiver is an integral part of this Agreement.

7.4    Limitation on Liability; No Liability for Company Obligations. Except as otherwise required by the Act, the debts, obligations, and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither Managing Member (in each of its capacities as a member and a manager of the Company) nor any other Covered Person shall have no personal liability for any such debts obligations, or liabilities of the Company solely by reason of being a member of the Company, a Covered Person or participating in the management of the Company.

7.5    Indemnification. To the fullest extent permitted by applicable law (including the Act), each of Covered Person shall be indemnified, exculpated and held harmless by the Company from and against any and all losses, damages, judgments, liabilities, obligations, fines, penalties, deficiencies, settlements and reasonable costs and expenses (including attorneys’ fees) (“Losses”) arising from any and all litigations, claims, demands, actions, suits, challenges, inquiries, arbitrations, mediations or other proceedings, whether civil, criminal, administrative, investigative, arbitral or appellate, in law or at equity (each a “Claim”), in which such Covered Person may be involved, or threatened to be involved, as a party or otherwise, as a result of any act or omission in connection with the Company’s business (in furtherance of its interest in the Company, any transaction, any investment or otherwise arising out of or in connection with the affairs of the Company), regardless of whether such Covered Person is or continues to be a member, manager, officer, employee or agent of the Company at the time that such Losses are paid or incurred, unless the act or omission giving rise to the Company’s indemnification obligation hereunder was taken or omitted fraudulently or constituted gross negligence or willful misconduct; provided; however, that any indemnification under this Section 7.5 shall be provided out of and to the extent of the Company assets only and shall not result in any liability of the Managing Member in excess of its total capital contributions, nor result in any liability of the Managing Member to any third party. Notwithstanding anything in this Article VII to the contrary, the Company shall have no indemnification obligation to any Covered Person with respect to any Claim initiated or brought voluntarily by such Covered Person and not by way of defense. A Covered Person may only be determined to be ineligible for indemnification if a determination is made by independent legal counsel appointed by the Managing Member that indemnification of such Indemnified Party would be a violation of law or inconsistent with the provisions of Section 7.5.

7.6    Insurance. The Managing Member may, but shall not be obligated to, cause the Company to purchase and maintain insurance for and on behalf of the Managing Member and officers and such other Persons as the Managing Member may determine against any liability that may be asserted against any such Person or expense that may be incurred by any such Person in connection with the Company’s activities.

7.7    Expense Advancement. Except as limited by law or the provisions of this Article VII, expenses incurred by a Covered Person in defending any proceeding, including a proceeding by or in the right of the Company, shall be paid by the Company to the Covered Person as promptly as reasonably practicable in advance of final disposition of the proceeding. The Managing Member may in its sole discretion require that such Indemnified Party execute a written undertaking to repay the amount of any advance if the Covered Person is determined pursuant to this Article VII or adjudicated to be ineligible for indemnification. Any such undertaking by a Covered Person shall be an unlimited general obligation of the Covered Person, need not be secured and may be accepted without regard to the financial ability of the Covered Person to make repayment. No advance payment of expenses shall be made if it is determined pursuant to Section 7.5 on the basis of the circumstances known at the time (without further investigation) that the Covered Person is ineligible for indemnification.

7.8    Successful Defense. Notwithstanding any contrary provisions of this Article VII, if a Covered Person has been wholly successful on the merits in the defense of any proceeding in which it was involved by reason of its position as a Covered Person or as a result of serving in such capacity (including termination of investigative or other proceedings without a finding of fault on the part of the Covered Person), the Covered Person shall be indemnified by the Company against all Expenses incurred by the Indemnified Party in connection therewith. For purposes of this Section 7.8, “Expenses” means all expenses, including attorneys’ fees and disbursements, actually and reasonably incurred in defense of a proceeding or in seeking indemnification under this Article VII, and except for proceedings by or in the right of the Company or alleging that an Indemnified Party received an improper personal benefit, any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding.

7.9    Contribution. If the indemnification provided for in Section 7.5 above for any reason is held by a court of competent jurisdiction to be unavailable to a Covered Person in respect any Losses referred to therein, then the Company, in lieu of indemnifying such Covered Person thereunder, shall contribute to the amount paid or payable by such Covered Person as a result of such Losses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Covered Person, or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred in clause (a) above but also the relative fault of the Company and the Covered Person in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and the Covered Person shall be determined by reference to, among other things, whether an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Covered Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the Company and the Covered Parties agrees that it would not be just and equitable if contribution pursuant to this Section 7.9 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

7.10    Non-Exclusivity. The provisions of this Article VII shall not be construed to limit the power of the Company to indemnify the any Covered Person to the fullest extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article VII.

7.11    Priority. Each Covered Person may have certain rights to indemnification or advancement of expenses provided by or on behalf of the Managing Member or its affiliates (collectively, the “Member Indemnitors”). Notwithstanding anything to the contrary in this Agreement, to the fullest extent permitted by applicable law:

(a)    the Company shall be the indemnitor of first resort (i.e., the Company’s obligations to each Covered Person are primary and any obligation of any other Person to provide indemnification or advancement of expenses for the same Losses incurred by each Covered Person are secondary); and

(b)    the Company shall advance the full amount of expenses incurred by each Covered Person and shall be liable for the full amount of Losses to the extent legally permitted and as required by this Agreement, without regard to any rights each Covered Person may have against any other Person.

ARTICLE VIII.

SPECIAL EXCULPATION AND INDEMNITY

REGARDING CERTAIN PREDECESSOR ENTITIES

In accordance with Section 5.5(a) of the Merger Agreement, the following provisions of this Article VIII govern with respect to any rights to indemnification, advancement of expenses and exculpation of liabilities in favor of those persons who were current or former directors of Legacy EQRx at or prior to the effective time of the Merger for their acts, errors and omissions as directors and officers of Legacy EQRx occurring on or prior to the effective time of the Merger. In furtherance thereof, the following provisions of this Article VIII shall (x) be applied in accordance with all laws applicable to corporations incorporated under the laws of the State of Delaware, including the provisions of the Delaware General Corporation Law, as amended (“DGCL”), and as if the Company (as successor to Legacy EQRx) were a corporation incorporated under the laws of the State of Delaware, and (y) apply only with respect to those persons who constituted Directors, Officers or Non-Officer Employees (each as defined in this Article VIII) of Legacy EQRx at or prior to the effective time of the Merger and only with respect to acts, errors and omissions occurring on or immediately prior to the effective time of the Merger. Where this Article VIII provides that an obligation is to be fulfilled by or a right exists in favor of Legacy EQRx, such obligation shall be performed and observed by, and such right shall inure to the benefit of, the Company as successor to Legacy EQRx pursuant to the Merger to the fullest extent permitted by applicable law.

8.1    Limitation on Liability.

(a)    A Director of Legacy EQRx shall not be personally liable to Legacy EQRx or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, except for liability (a) for any breach of such Director’s duty of loyalty to Legacy EQRx or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the date of this Agreement to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of Legacy EQRx shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

(b)    Any amendment, repeal or modification of this Section 8.1 by either of (i) the Managing Member or (ii) an amendment to the DGCL, in each case, for a period of six years after the effective date of the Merger, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring on or prior to the effective time of the Merger of a person serving as a Director at or prior to the effective time of the Merger.

8.2    Indemnification.

(a)    Definitions. Solely for the purposes of this Article VIII:

(i)    “Corporate Status” describes the status of a person who served (i) as a Director of Legacy EQRx, (ii) as an Officer of Legacy EQRx, (iii) as a Non-Officer Employee of Legacy EQRx, or (iv) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person was serving at the request of Legacy EQRx, in each case, at prior to the effective time of the Merger. For purposes of this Section 8.2(a)(i), a Director, Officer or Non-Officer Employee of Legacy EQRx who served as a director, partner, trustee, officer, employee or agent of a Subsidiary prior to the effective time of the Merger shall be deemed to have served at the request of Legacy EQRx. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with Legacy EQRx with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of Legacy EQRx prior to the effective time of the Merger;

(ii)    “Director” means any person who served Legacy EQRx as a director on the Board of Directors of Legacy EQRx at prior to the effective time of the Merger;

(iii)    “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of Legacy EQRx who is not and was not a party to such Proceeding;

(iv)    “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(v)    “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement;

(vi)    “Non-Officer Employee” means any person who served as an employee or agent of Legacy EQRx at prior to the effective time of the Merger, but who was not a Director or Officer;

(vii)    “Officer” means any person who served Legacy EQRx as an officer of Legacy EQRx appointed by the Board of Directors of Legacy EQRx at prior to the effective time of the Merger;

(viii)    “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(ix)    “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which Legacy EQRx owned, at or prior to the effective time of the Merger (either directly or through or together with another Subsidiary of Legacy EQRx), either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

(b)    Indemnification of Directors and Officers. Subject to the operation of Section 8.2(d) of this Agreement, each Director and Officer shall be indemnified and held harmless by Legacy EQRx to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Legacy EQRx to provide broader indemnification rights than such law permitted Legacy EQRx to provide prior to such amendment), and to the extent authorized in this Section 8.2(b).

(i)    Actions, Suits and Proceedings Other than By or In the Right of Legacy EQRx. Each Director and Officer shall be indemnified and held harmless by Legacy EQRx against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of Legacy EQRx), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of Legacy EQRx and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

(ii)    Actions, Suits and Proceedings By or In the Right of Legacy EQRx. Each Director and Officer shall be indemnified and held harmless by Legacy EQRx against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of Legacy EQRx, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of Legacy EQRx; provided, however, that no indemnification shall be made under this Section 8.2(b)(ii) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to Legacy EQRx, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court deems proper.

(iii)    Survival of Rights. The rights of indemnification provided by this Section 8.2(b) shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

(iv)    Actions by Directors or Officers. Notwithstanding the foregoing, Legacy EQRx shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding (including any parts of such Proceeding not initiated by such Director or Officer) was authorized in advance by the Board of Directors of Legacy EQRx prior to the effective time of the Merger or is authorized in advance by the Managing Member thereafter, unless such Proceeding was brought to enforce such Director’s or Officer’s rights to indemnification or, in the case of Directors, advancement of Expenses under this Article VIII in accordance with the provisions set forth herein.

(c)    Indemnification of Non-Officer Employees. Subject to the operation of Section 8.2(d) of this Agreement, each Non-Officer Employee may, to the extent determined prior to the effective time of the Merger by the Board of Directors of Legacy EQRx, be indemnified by Legacy EQRx to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of Legacy EQRx and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 8.2(c) shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, Legacy EQRx may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of Legacy EQRx prior to the effective time of the Merger or is authorized in advance by the Managing Member thereafter.

(d)    Determination. Unless ordered by a court, no indemnification shall be provided pursuant to this Section 8.2 to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of Legacy EQRx and, with respect to any criminal Proceeding, such Person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall have been made (i) prior to the effective time of the Merger by (A) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors of Legacy EQRx, (B) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (C) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (D) by the stockholders of Legacy EQRx, or (ii) thereafter, by the Managing Member.

(e)    Advancement of Expenses to Directors Prior to Final Disposition.

(i)    Legacy EQRx shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by Legacy EQRx of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, Legacy EQRx shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding (including any parts of such Proceeding not initiated by such Director) (A) was authorized by the Board of Directors of EQRx prior to the effective time of the Merger or by the Managing Member thereafter, or (B) brought to enforce such Director’s rights to indemnification or advancement of Expenses under this Article VIII.

(ii)    If a claim for advancement of Expenses hereunder by a Director is not paid in full by Legacy EQRx within thirty (30) days after receipt by Legacy EQRx of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against Legacy EQRx to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of Legacy EQRx (including, prior to the effective time of the Merger, its Board of Directors or any committee thereof, independent legal counsel, or stockholders and, thereafter, the Managing Member) to make a determination concerning the permissibility of such advancement of Expenses under this Section 8.2 shall not be a defense to an action brought by a Director for recovery of the unpaid amount of an advancement claim and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on Legacy EQRx.

(iii)    In any suit brought by Legacy EQRx to recover an advancement of expenses pursuant to the terms of an undertaking, Legacy EQRx shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

(f)    Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(i)    Legacy EQRx may, to the extent determined prior to the effective time of the Merger by the Board of Directors of Legacy EQRx, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of his or her Corporate Status as an Officer or Non-Officer Employee upon the receipt by Legacy EQRx of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(ii)    In any suit brought by Legacy EQRx to recover an advancement of expenses pursuant to the terms of an undertaking, Legacy EQRx shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

(g)    Contractual Nature of Rights.

(i)    The provisions of this Section 8.2 shall be deemed to be a contract between Legacy EQRx and each Director and Officer entitled to the benefits hereof at any time while this Section 8.2 is in effect, in consideration of such person’s past performance of services for Legacy EQRx prior to the effective time of the Merger. Neither amendment, repeal or modification of any provision of this Section 8.2 nor the adoption of any provision of this Agreement inconsistent with this Section 8.2, in each case, for a period of six years after the effective date of the Merger, shall eliminate or reduce any right conferred by this Section 8.2 in respect of any act or omission occurring, or any cause of action or claim that accrues or arises in respect of any state of facts existing, on or prior to the effective time of the Merger (even in the case of a proceeding based on such a state of facts that is commenced after such time), and all rights to indemnification and advancement of Expenses granted herein or arising out of any such act or omission shall vest at the time of the act or omission in question, regardless of when or if any proceeding with respect to such act or omission is commenced. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Section 8.2 shall continue notwithstanding that the person has ceased to be a director or officer of Legacy EQRx and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

(ii)    If a claim for indemnification hereunder by a Director or Officer is not paid in full by Legacy EQRx within sixty (60) days after receipt by Legacy EQRx of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against Legacy EQRx to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of Legacy EQRx (including, prior to the effective time of the Merger, its Board of Directors or any committee thereof, independent legal counsel, or stockholders and, thereafter, the Managing Member) to make a determination concerning the permissibility of such indemnification under this Section 8.2 shall not be a defense to an action brought by a Director or Officer for recovery of the unpaid amount of an indemnification claim and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on Legacy EQRx.

(iii)    In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

(h)    Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Section 8.2 shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee had as of the effective date of the Merger under any statute, provision of the certificate of incorporation or bylaws of Legacy EQRx, agreement, vote of stockholders or Disinterested Directors or otherwise.

(i)    Insurance. Legacy EQRx may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by Legacy EQRx or any such Director, Officer or Non-Officer Employee, or arising out of any such Person’s Corporate Status, whether or not Legacy EQRx would have the power to indemnify such person against such liability under the DGCL or the provisions of this Section 8.2.

(j)    Other Indemnification. Legacy EQRx’s obligation, if any, to indemnify or provide advancement of Expenses to any person under this Section 8.2 as a result of such person having served, at the request of Legacy EQRx, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of Expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise (the “Primary Indemnitor”). Any indemnification or advancement of Expenses under this Section 8.2 owed by Legacy EQRx as a result of a person having served, at the request of Legacy EQRx, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall only be in excess of, and shall be secondary to, the indemnification or advancement of Expenses available from the applicable Primary Indemnitor(s) and any applicable insurance policies.

ARTICLE IX.

TRANSFERABILITY

9.1    Transfers Generally. The Managing Member may transfer (including by sale, encumbrance, assignment or other disposition) its Membership Interest (or any portion thereof) at any time. A transferee of such Membership Interest (or such portion thereof) shall be admitted to the Company as a member effective upon the later of (a) the due execution of a joinder or counterpart to this Agreement (as amended in accordance with Section 4.2) and (b) the transfer of such Membership Interest (or such portion thereof) to such transferee.

9.2    Transfer of the Entire Membership Interest. Upon a transfer by the Managing Member of all (but not any portion) of its Membership Interest and following the admission of the transferee to the Company in accordance herewith, such transferring Managing Member shall cease to be the Managing Member, and the transferee shall become the Managing Member and have all rights and obligations of the Managing Member set forth herein.

ARTICLE X.

DISSOLUTION AND TERMINATION

10.1    Dissolution. The Company shall be dissolved upon the occurrence of any of the following events:

(a)    pursuant to any requirement of the Act; or

(b)    by the written statement of the Managing Member.

10.2    Effect of Dissolution. Upon dissolution, the Company shall cease to carry on its business, except as permitted by the Act.

10.3    Winding Up, Liquidation and Distribution of Assets.

(a)    Upon dissolution of the Company, no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Company in an orderly manner (including the distribution of its assets to the Managing Member) pursuant to the provisions of this Section 10.3 and the Act. The Managing Member shall act as the Liquidating Trustee, or, if the Managing Member is unable to act as Liquidating Trustee, the Managing Member shall appoint a Liquidating Trustee. The Liquidating Trustee shall have full authority to wind up the affairs of the Company and to make distributions as provided herein.

(b)    Upon dissolution of the Company, the Liquidating Trustee shall either sell the assets of the Company at the best price available, or the Liquidating Trustee may distribute to the Managing Member all or any portion of the Company’s assets in kind.

(c)    All assets of the Company shall be applied and distributed by the Liquidating Trustee in the following order:

(i)    first, to the creditors of the Company, to the extent otherwise permitted by applicable law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof);

(ii)    second, to setting up the reserves that the Liquidating Trustee may deem reasonably necessary, appropriate or advisable for contingent or unforeseen liabilities or obligations of the Company; and

(iii)    third, to the Managing Member.

10.4    Certificate of Cancellation. Upon completion of the winding up of the affairs of the Company, the Managing Member shall file a duly executed certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the Act.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

11.1    Application of Delaware Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

11.2    Amendments. Any amendment to this Agreement shall be made in a writing signed by the Managing Member.

11.3    Severability. If any provision of this Agreement or the application thereof to any circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by applicable law.

11.4    Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the Managing Member has executed this Agreement as of the date first written above.

By: REVOLUTION MEDICINES, INC. its managing member

By:	/s/ Jack Anders
Name:	Jack Anders
Title:	Chief Financial Officer

[Signature Page to Limited Liability Company Agreement — EQRx, LLC]

EXHIBIT A

Officers

Name	Office
Jeff Cislini	President, Secretary and Assistant Treasurer
Jack Anders	Treasurer and Assistant Secretary